Exhibit 10.8

CONSTRUCTION AND TERM NOTE

$15,000,000.00	As of August 1, 2011

FOR VALUE RECEIVED, SUN HYDRAULICS CORPORATION, a Florida corporation, as maker, having an address of 1500 West University Parkway, Sarasota, Florida 34243 (“Borrower”), hereby unconditionally promises to pay to the order of FIFTH THIRD BANK, an Ohio banking corporation, having its principal place of business at 201 East Kennedy Boulevard, Suite 1800, Tampa, Florida 33602 (“Lender”), or at such other place as the holder hereof may from time to time designate in writing, the principal sum of FIFTEEN MILLION AND 00/100THS DOLLARS ($15,000,000.00), or so much thereof as from time to time may be advanced by Lender pursuant to the terms and conditions of the Credit Agreement (defined below), in lawful money of the United States of America, with interest thereon as herein provided, to be paid as provided herein.

1.	CERTAIN DEFINED TERMS

Capitalized terms utilized herein which are not defined herein but which are defined in that certain Amended and Restated Credit Agreement dated of even date herewith executed by and between Borrower and Lender (the “Credit Agreement”) shall have the meanings ascribed to such terms in the Credit Agreement.

2.	PAYMENT TERMS

Principal and interest on this Note shall be due and payable as follows:

(a) The principal amount of this Note from time to time advanced and outstanding shall bear interest at the Applicable Interest Rate in effect from time to time.

(b) Following the initial Advance hereunder and until the Construction Facility Conversion Date, Borrower shall pay all accrued and unpaid interest to Lender, commencing on the first applicable Payment Date after such initial Advance and continuing on each Payment Date thereafter through and including the month in which the Construction Facility Conversion Date occurs.

(c) Commencing on the first Payment Date following the Construction Facility Conversion Date and continuing on each Payment Date thereafter through and including the month in which the Construction Facility Maturity Date occurs, Borrower shall pay monthly installments of principal and accrued interest to Lender, in an amount sufficient to fully amortize the outstanding principal balance of this Note over a fifteen (15) year period in substantially equal monthly payments.

(d) Each payment from Borrower shall be applied as provided in the Credit Agreement.

(e) Lender will invoice Borrower, on a monthly basis, for interest and/or principal due by Borrower to Lender under this Note, and should Borrower fail to pay any such interest and/or principal due on any Payment Date, Lender, at its option and in its sole discretion, may debit any of Borrower’s accounts with Lender for the amount of such interest and/or principal due on such Monthly Payment Date.

(f) The entire outstanding balance of the principal sum and all accrued but unpaid interest thereon and all of Borrower’s Obligations with respect to the Construction Facility shall be due and payable from Borrower hereunder in full on the Construction Facility Maturity Date.

(g) Interest shall be computed as provided in the Credit Agreement. Interest so computed shall accrue for each and every day on which any indebtedness remains outstanding hereunder.

(h) Remittances in an amount less than the required amount due under this Note on any Payment Date shall not, regardless of any receipt or credit issued therefor, constitute payment until the required amount is actually received by Lender in funds immediately available at the place where this Note is payable (or any other place as Lender, in Lender’s sole discretion, may have established by delivery of written notice thereof to Borrower) and shall be made and accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.

3.	DEFAULT AND ACCELERATION

Upon the occurrence of an Event of Default, the (a) whole of the principal sum of this Note from time to time outstanding, (b) interest, default interest, late charges and any and all other sums, as provided in this Note or the other Credit Documents and (c) all other Borrower Obligations shall, without notice in the case of the occurrence of an Event of Default which is a Bankruptcy Default, or with notice in the case of the occurrence of an Event of Default which is not a Bankruptcy Default, become immediately due and payable at the option of Lender.

4.	DEFAULT INTEREST

Borrower hereby agrees that upon the occurrence of an Event of Default, Lender shall be entitled to receive and Borrower shall pay interest on the entire unpaid principal sum of this Note at the Default Rate. The Default Rate shall be computed from the occurrence of the Event of Default until the earlier of the date upon which the Event of Default is cured or the date upon which the Borrower’s Obligations are paid in full. This clause, however, shall not be construed as an agreement or privilege to extend any Payment Date, or as a waiver of any other right or remedy accruing to Lender by reason of the occurrence of any Event of Default.

5.	PREPAYMENT

The indebtedness evidenced by this Note may be prepaid in whole or in part at any time and from time to time, without penalty.

6.	SECURITY

This Note is unsecured.

7.	SAVINGS CLAUSE

This Note is subject to the express condition that at no time shall Borrower be obligated or required to pay interest on the principal balance due hereunder at a rate which could subject Lender to either civil or criminal liability as a result of such rate being in excess of the maximum interest rate which Borrower is permitted by applicable law to contract or agree to pay. If by the terms of this Note, Borrower is at any time required or obligated to pay interest on the principal balance due hereunder at a rate in excess of such maximum rate, the Applicable Interest Rate or the Default Rate, as the case may be, shall be deemed to be immediately reduced to such maximum rate and all previous payments in excess of the maximum rate shall be deemed to have been payments in reduction of principal and not on account of the interest due hereunder. All sums paid or agreed to be paid to Lender for the use, forbearance, or detention of the Construction Advances, shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread through the full stated term of this Note until payment in full so that the rate or amount of interest on account of the Construction Advances does not exceed the maximum lawful rate of interest from time to time in effect and applicable to the Construction Advances for so long as the Construction Advances are outstanding.

8.	LATE CHARGE

Time is of the essence of all provisions of this Note. If any sum payable under this Note is not paid prior to the twentieth (20th) day after the date on which it is due, Borrower shall pay to Lender upon demand an amount equal to the lesser of (a) five percent (5%) of the unpaid sum or (b) the maximum amount permitted by applicable law to defray the expenses incurred by Lender in handling and processing the delinquent payment and to compensate Lender for the loss of the use of the delinquent payment. This provision shall not be deemed to create a grace period for making payments under this Note and shall not preclude Lender from exercising Lender’s rights under Section 3 of this Note.

9.	NO ORAL CHANGE

This Note may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower or Lender, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

10.	WAIVERS

Borrower and all others who may become liable for the payment of all or any part of the Debt do hereby severally waive presentment and demand for payment, notice of dishonor, protest and notice of protest and non-payment and all other notices of any kind, except for notices specifically provided for in the Credit Documents, and no release of any security for the Construction Facility or extension of time for payment of this Note or any installment hereof, and no alteration, amendment or waiver of any provision of this Note or the other Credit Documents made by agreement between Lender or any other person or party shall release, modify, amend, waive, extend, change, discharge, terminate or affect the liability of Borrower and any other person or entity who may become liable for the payment of all or any part of the Borrower’s Obligations. No notice to or demand on Borrower shall be deemed to be a waiver of the obligation of Borrower or of the right of Lender to take further action without further notice or demand as provided for in this Note or the other Credit Documents. In addition, acceptance by Lender of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. If Borrower is a corporation, limited liability company or partnership, the agreements contained herein shall remain in full force and effect and applicable notwithstanding any changes in the shareholders or members or partners comprising, or the officers and directors or managers or general partners relating to, the corporation, limited liability company or partnership, and the term “Borrower” as used herein, shall include any alternative or successor corporation, partnership or limited liability company, but no predecessor corporation or limited liability company or partnership shall be relieved of liability hereunder.

(Nothing in the foregoing sentence shall be construed as consent to, or a waiver of, any prohibition or restriction on transfers of interests in any partnership, corporation or limited liability company which may be set forth in any of the Credit Documents).

11.	RIGHT OF SETOFF.

To the extent permitted by applicable law, Lender reserves a right of setoff in all Borrower’s accounts with Lender (whether checking, savings, or some other account). This includes all accounts Borrower holds jointly with someone else and all accounts Borrower may open in the future. However, this does not include any IRA or Keogh accounts, or any trust accounts for which setoff would be prohibited by law. Borrower authorizes Lender, to the extent permitted by applicable law and the Credit Agreement, if an Event of Default shall have occurred and be continuing, to charge or setoff all sums owing on the debt against any and all such accounts, and at Lender’s option, to administratively freeze all such accounts to allow Lender to protect Lender’s charge and setoff rights provided in this Section.

12.	TRANSFER

Lender shall have the absolute right to sell, assign and transfer this Note and all of Lender’s rights hereunder and under any or all of the Credit Documents as provided in the Credit Agreement.

13.	WAIVER OF TRIAL BY JURY

BORROWER AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THE CONSTRUCTION FACILITY, THE APPLICATION FOR THE FACILITIES, THIS NOTE OR THE OTHER CREDIT DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER, ITS OFFICERS, EMPLOYEES, DIRECTORS, MEMBERS, MANAGERS OR AGENTS IN CONNECTION THEREWITH.

14.	APPLICABLE LAW

This Note shall be governed, construed, applied and enforced in accordance with the laws of the State of Florida and the applicable laws of the United States of America.

15.	COUNSEL FEES

In the event that it should become necessary to employ counsel to collect or enforce the Borrower’s Obligations or to protect or foreclose any security therefor, hereunder or under any of the other Credit Documents, Borrower also agrees to pay all reasonable fees and expenses of Lender, including, without limitation, reasonable attorney’s fees actually incurred for the services of such counsel, whether or not suit be brought.

16.	NOTICES

Any demand, notice or other communication herein or in any of the Loan Documents required or permitted to be given in writing shall be deemed sufficiently given when given in compliance with the Credit Agreement.

17.	MISCELLANEOUS

(a) Wherever pursuant to this Note (i) Lender exercises any right given to it to approve or disapprove, (ii) any arrangement or term is to be satisfactory to Lender, or (iii) any other decision or determination is to be made by Lender, the decision of Lender to approve or disapprove, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by Lender, shall be in the discretion of Lender reasonably exercised and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein.

(b) Whenever used, the singular shall include the plural, the plural shall include the singular, and the words “Lender” and “Borrower” shall include their respective successors, assigns and legal representatives.

(c) This “Construction and Term Note” is not secured by a mortgage on Florida real estate; however, this Note is given in partial renewal and replacement of that certain “Renewal and Future Advance Revolving Line of Credit Promissory Note,” dated as of August 11, 2005 made by the Borrower in favor of the Lender in the original principal amount of $35,000,000.00 (the “Prior Note”) and supersedes in its entirety the obligations of Borrower to Lender thereunder with respect to a $15,000,000.00 portion of the principal amount of the Prior Note. The obligations of Borrower to Lender under the Prior Note were secured by a certain “Renewed, Amended and Restated Mortgage and Security Agreement” by Borrower in favor of the Lender, counterparts of which were recorded in the Public Records of Manatee County and Sarasota County, Florida. Florida documentary stamp taxes in excess of $2,450.00 were paid on the indebtedness of Borrower renewed and evidenced by the Prior Note and further partially renewed hereby in connection with the recordation of the “Mortgage, Security Agreement and Assignment of Rents and Leases” dated July 23, 2003, given by Borrower in favor of SouthTrust Bank recorded in Official Records Book 1849, Page 741 of the Public Records of Manatee County, Florida (and subsequently assigned to Lender).

IN WITNESS WHEREOF, the Borrower has duly executed and delivered this Note, under seal, as of the day and year first above written.

BORROWER:

SUN HYDRAULICS CORPORATION, a
Florida corporation

By:	/s/ Tricia Fulton
Tricia Fulton, its Chief Financial Officer

(Corporate Seal)

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